Exhibit 99.1

Sun BioPharma Announces Pause in Enrollment of Clinical Trial of

SBP-101 for Patients with Pancreatic Cancer

MINNEAPOLIS, MN, April 3, 2020 (GLOBE NEWSWIRE) – Sun BioPharma, Inc. (OTCQB: SNBP), a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of patients with cancer, today announced it will pause enrollment in its ongoing clinical trial of SBP-101.

The COVID-19 pandemic has affected the conduct of clinical trials at our US and Australian sites. Some cancer centers have redeployed resources to prioritize COVID-19 patient care activities.

Michael T. Cullen, MD, MBA, Sun BioPharma’s President and CEO, noted today the Company would follow the lead of other pharmaceutical companies in instituting a recruitment delay of new patients in its current Phase 1 dose escalation and expansion study of SBP-101 in combination with nab-paclitaxel and gemcitabine in subjects with previously untreated metastatic pancreatic ductal adenocarcinoma. Patients currently enrolled in the clinical trial will continue to be treated.

“Given the uncertainties associated with the COVID-19 pandemic including the risk to our supply chain and the limitation and redistribution of clinical resources at our investigative sites, we will pause recruitment through at least May 15th,” said Dr. Cullen. He noted that the timeline could be extended depending on the course of the pandemic.

About Sun BioPharma

Sun BioPharma Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for urgent unmet medical needs. Sun BioPharma is developing SBP-101, a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI), a metabolic pathway of critical importance to cell function in multiple tumor types, including pancreatic cancer. Sun BioPharma’s development program is currently targeting pancreatic cancer; its initial product candidate is SBP-101 for the treatment of patients with metastatic pancreatic cancer. SBP-101 was invented by Raymond Bergeron, Ph.D., a Distinguished Professor Emeritus at the University of Florida. Sun BioPharma has scientific collaborations with pancreatic disease experts at Cedars Sinai Medical Center in Los Angeles, the University of Rochester in New York, Scripps MD Anderson Cancer Center in San Diego, California, the University of Florida, the Austin Health Cancer Trials Centre in Melbourne, Australia, the Ashford Cancer Centre in Adelaide, Australia, The Blacktown Cancer and Haemotology Centre in Sydney, Australia and the John Flynn Private Hospital in Tugun, Queensland, Australia. Sun BioPharma’s independent Data Safety Monitoring Board (DSMB) is Chaired by James Abbruzzese, MD, Professor of Medicine, and Chief, Division of Medical Oncology at Duke University School of Medicine. Professor David Goldstein, FRACP, Senior Staff Specialist at the Prince Henry & Prince of Wales Hospital / Cancer Care Centre in Sydney, Australia is Co-Chair of the DSMB. Further information can be found at: www.sunbiopharma.com. Sun BioPharma’s common stock is currently quoted on the OTCQB tier of the over-the-counter markets administered by the OTC Markets Group, Inc. under the symbol SNBP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements, “including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believes,” “may,” “expects,” or “plans.” Examples of forward-looking statements include, among others, statements we make regarding plans to advance SBP-101 in clinical trials and expansion cohorts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. As with any pharmaceutical product like SBP-101, there are substantial risks and uncertainties in the process of development and commercialization. There can be no guarantees that this treatment will receive regulatory approval or, if approved, will achieve the intended benefits or become commercially successful. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the anticipated timing of patient enrollment, (ii) our need to obtain additional capital, which may not be available on acceptable terms or at all, (iii) risks inherent in the development and/or commercialization of potential products, (iv) uncertainty in the results or timing of clinical trials or regulatory approvals, and (v) the effects of an epidemic, pandemic or natural disaster on our operations of clinical trial sites. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investor & Media Contact:

Susan Horvath – Sun BioPharma, Inc.

952 479 1196